Exhibit 31.2
CHIEF FINANCIAL OFFICER CERTIFICATION

I, Jillian Sheehan, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Textura Corporation for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2015

/s/ Jillian Sheehan
Jillian Sheehan
Chief Financial Officer of Textura Corporation
(principal financial officer)